Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-253-8131

www.alston.com

October 3, 2016

Board of Directors

Synovus Financial Corp.

1111 Bay Avenue

Suite 500

Columbus, Georgia 31901

Re: Synovus Financial Corp. – Registration Statement on Form S-3 (No. 333-212916)

Ladies and Gentlemen:

We have acted as counsel to Synovus Financial Corp., a Georgia corporation (the “Company”). This opinion is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-3 (No. 333-212916) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the registration of 820,957 shares of common stock, par value $1.00 per share (the “Selling Shareholder Shares”) of the Company, held by certain selling shareholders (the “Selling Shareholders”) described in the prospectus supplement, dated October 3, 2016 (the “Prospectus Supplement”), to the Company’s prospectus, dated August 4, 2016 (the “Prospectus”), included in the Registration Statement for resale.

We have examined the articles of incorporation and bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the Prospectus Supplement, the Prospectus and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no

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October 3, 2016

independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the laws of the State of Georgia and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws.

This opinion letter is provided for your use solely in connection with the registration of the Selling Shareholder Shares and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. Our opinion is limited to the matters expressly stated below and no opinion may be implied or inferred beyond such opinion. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Selling Shareholder Shares are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

By:	/s/ Alston & Bird LLP